                                                                   Exhibit 99(a)

               Cleveland-Cliffs Inc and Consolidated Subsidiaries
                 Schedule II - Valuation and Qualifying Accounts
                              (Dollars in Millions)


                                                                 Additions
                                                         ---------------------------
                                                           Charged
                                           Balance at      to Cost        Charged                     Balance at
                                           Beginning         and         to Other                         End
            Classification                  of Year        Expenses      Accounts      Deductions       of Year
----------------------------------------  ------------   ------------  -------------  -------------  -------------

Year Ended December 31, 2003:
    Deferred Tax Valuation Allowance         $  120.6        $   9.8       $   (7.7)      $              $  122.7
    Allowance for Doubtful Accounts               1.0            4.9                           1.0            4.9
    Other                                          .6                                           .6

Year Ended December 31, 2002:
    Deferred Tax Valuation Allowance                            82.2           38.4                         120.6
    Allowance for Doubtful Accounts               1.2                                           .2            1.0
    Other                                         4.0                                          3.4             .6

Year Ended December 31, 2001:
    Allowance for Doubtful Accounts               1.0             .2                                          1.2
    Other                                         4.0                                                         4.0

Additions charged to other accounts in 2002 and 2003 were charged directly to shareholders' equity.